EXHIBIT 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Annual Report on Form 10-K/A for the year ended December 31, 2003 of Cooper Cameron Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2004

/s/ Sheldon R. Erikson
Name:	Sheldon R. Erikson
Title:	Chairman, President & Chief Executive Officer

/s/ Franklin Myers
Name:	Franklin Myers
Title:	Senior Vice President of Finance & Chief Financial Officer